Exhibit 99.1

red violet Announces Third Quarter 2018 Financial Results

Revenue Increases 89% to $4.4 Million with Continued Margin Expansion and Key Customer Wins Driving Growth and Path to Profitability

BOCA RATON, Fla. – November 7, 2018 – Red Violet, Inc. (NASDAQ: RDVT), a leading information solutions provider, today announced financial results for the quarter ended September 30, 2018.

“We have delivered another consecutive quarter of solid growth in revenue, adjusted gross margin and adjusted EBITDA in 2018,” stated Derek Dubner, red violet’s CEO. “With a healthy balance sheet, increasing adoption of our solutions at a higher customer tier and across multiple verticals, and a robust product roadmap, we are poised to accelerate our capture of market share. With several key customer wins at the end of the third quarter, which we expect to drive revenue growth with high contribution margin over the next several quarters, we are well positioned for the remainder of 2018 and beyond.”

Third Quarter Financial Results

For the three months ended September 30, 2018, as compared to the three months ended September 30, 2017:

•	Total revenue increased 89% to $4.4 million.
•	Net loss improved by $2.1 million to $1.3 million.
•	Loss per share improved by $0.20 to $0.12.
•	Adjusted gross profit increased 506% to $2.1 million.
•	Adjusted gross margin increased to 49% from 15%.
•	Adjusted EBITDA improved by $1.3 million to negative $0.8 million.

Third Quarter and Recent Business Highlights

•	Monthly revenue increased at a CAGR of 91% over the first nine months of 2018 with an annual revenue run rate of $18.6 million for the month ended September 30, 2018.
•	Recurring revenue continues to expand with 64% of monthly revenue attributable to customer contracts versus transactional usage. Contracts are generally annual contracts or longer, with auto renewal.
•

Business continues to scale towards profitability as adjusted gross profit grew at a CAGR of 274% over the first nine months of 2018, resulting in an annual adjusted gross profit run rate of $9.9 million for the month ended September 30, 2018.

•

FOREWARN®, our subscription app-based solution for the real estate industry, powered by CORE™, grew revenue at a CAGR of 464% over the first nine months of 2018, with an annual run rate of $0.7 million for the month ended September 30, 2018.

Adjusted gross profit, adjusted gross margin and adjusted EBITDA are non-GAAP financial measures. Reconciliation of these non-GAAP measures are provided in the attached tables.

About red violet®

At red violet, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most -- running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts. At red violet, we are dedicated to making the world a safer place and reducing the cost of doing business. For more information, please visit www.redviolet.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether we are poised to accelerate our capture of market share, whether the key customer wins at the end of the 2018 third quarter will drive revenue growth with high contribution margin over the next several quarters and whether we are well positioned for the remainder of 2018 and beyond. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet’s Information Statement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

RED VIOLET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	(unaudited)
	September 30, 2018	December 31, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$12,646	$65
Accounts receivable, net of allowance for doubtful accounts of $125 and $228 at September 30, 2018 and December 31, 2017, respectively	2,185	1,650
Prepaid expenses and other current assets	736	559
Total current assets	15,567	2,274
Property and equipment, net	877	1,091
Intangible assets, net	18,931	15,353
Goodwill	5,227	5,227
Other non-current assets	1,013	1,180
Total assets	$41,615	$25,125
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Trade accounts payable	$1,503	$919
Accrued expenses and other current liabilities	2,179	6,437
Deferred revenue	15	33
Total liabilities	3,697	7,389
Shareholders' equity:
Preferred stock—$0.001 par value, 10,000,000 and 0 authorized, and 0 shares issued and outstanding, at September 30, 2018 and December 31, 2017, respectively	-	-
Common stock—$0.001 par value, 200,000,000 and 5,000 shares authorized, and 10,266,613 and 1,000 shares issued and outstanding, at September 30, 2018 and December 31, 2017, respectively	10	-
Additional paid-in capital	40,654	-
Accumulated deficit	(2,746)	-
Member's capital	-	17,736
Total shareholders' equity	37,918	17,736
Total liabilities and shareholders' equity	$41,615	$25,125

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$4,360	$2,306	$11,594	$5,871
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	2,233	1,955	6,334	5,199
Sales and marketing expenses	1,126	1,175	3,443	3,158
General and administrative expenses	2,182	2,222	5,776	15,150
Depreciation and amortization	508	288	1,437	724
Total costs and expenses	6,049	5,640	16,990	24,231
Loss from operations	(1,689)	(3,334)	(5,396)	(18,360)
Interest income, net	31	-	31	-
Other income, net	406	-	535	-
Loss before income taxes	(1,252)	(3,334)	(4,830)	(18,360)
Income taxes	-	-	-	-
Net loss	$(1,252)	$(3,334)	$(4,830)	$(18,360)
Loss per share:
Basic and diluted	$(0.12)	$(0.32)	$(0.47)	$(1.79)
Weighted average number of shares outstanding:
Basic and diluted	10,266,613	10,266,613	10,266,613	10,266,613

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,830)	$(18,360)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,437	724
Share-based compensation expense	432	2,246
Write-off of long-lived assets	63	-
Provision for bad debts	246	177
Allocation of expenses from Fluent, Inc.	325	2,849
Changes in assets and liabilities:
Accounts receivable	(781)	(834)
Prepaid expenses and other current assets	(177)	266
Other non-current assets	167	178
Trade accounts payable	584	96
Accrued expenses and other current liabilities	(4,258)	4,784
Deferred revenue	(18)	(28)
Net cash used in operating activities	(6,810)	(7,902)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(51)	(476)
Capitalized costs included in intangible assets	(4,497)	(4,818)
Net cash used in investing activities	(4,548)	(5,294)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributed by Fluent, Inc.	23,939	13,222
Net cash provided by financing activities	23,939	13,222
Net increase in cash and cash equivalents	$12,581	$26
Cash and cash equivalents at beginning of period	65	226
Cash and cash equivalents at end of period	$12,646	$252
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Share-based compensation capitalized in intangible assets	$316	$629

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, excluding interest income, depreciation and amortization, share-based compensation expense, litigation costs, insurance proceeds in relation to settled litigation, transition service income, write-off of long-lived assets and others, as noted in the tables below. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2018	2017	2018	2017
Net loss	$(1,252)	$(3,334)	$(4,830)	$(18,360)
Interest income, net	(31)	-	(31)	-
Depreciation and amortization	508	288	1,437	724
Share-based compensation expense	218	563	432	2,246
Litigation costs	125	337	134	9,166
Insurance proceeds in relation to settled litigation	(350)	-	(350)	-
Transition service income	(56)	-	(214)	-
Write-off of long-lived assets and others	2	-	92	-
Adjusted EBITDA	$(836)	$(2,146)	$(3,330)	$(6,224)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2018	2017	2018	2017
Revenue	$4,360	$2,306	$11,594	$5,871
Cost of revenue (exclusive of depreciation and amortization)	2,233	1,955	6,334	5,199
Adjusted gross profit	$2,127	$351	$5,260	$672
Adjusted gross margin	49%	15%	45%	11%

We present adjusted EBITDA, adjusted gross profit and adjusted gross margin as supplemental measures of our operating performance because we believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance of our business, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and the impact of other items. Adjusted gross profit and adjusted gross margin are calculated by using cost of revenue (exclusive of depreciation and amortization).

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either loss before income taxes or net loss as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA, adjusted gross profit and adjusted gross margin may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Investors Relations Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com